UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2026

NORTHANN CORP
.
(Exact name of registrant as specified in its charter)

Nevada	001-41816	88-1513509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2251 Catawba River Rd.
Fort Lawn, SC 29714
(Address of Principal Executive Office) (Zip Code)

(916) 573 3803
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NCL	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Mr. La Scala to the Board of Directors

On October 5, 2026, the Board of Directors (the “
Board
”) of Northann Corp. (the “
Company
”) voted to elect Mr. Vincent La Scala to serve as a director of the Company to fill the vacancy created by the resignation of Mr. Umesh Patel. Mr. La Scala will serve as Chair of the Board’s Audit Committee and as a member of the Board’s Nomination and Compensation Committees.  The Board found that Mr. La Scala qualifies to be an independent director for purposes of each of Section 803A(2) and 803(B)(2) of the NYSE American Listed Company Guide (the “
Listing Rules
”) and Rule 10A-3(b)(1)
under the Securities Exchange Act of 1934 and that Mr. La Scala is both “financially literate” as that term is described in Section 303A.07 of the Listing Rules and is an “audit committee financial expert” as that term is described in Rule 407(d)(5) of Regulation S-K under the Securities Act of 1933.

Mr. La Scala has more than 30 years of experience in the financial services industry, specializing in senior credit risk management, credit policy governance, independent risk review, and engagement with U.S. and international regulators. He has particular expertise in wholesale and commercial banking, structured products, and cross-border risk oversight spanning the Americas, the Middle East, and Asia. Through April 2023, he was a Senior Credit Officer (Level II) at Citigroup Inc., where he served for more than 30 years and held Director-level positions in risk management for over two decades. He most recently served as Director, Independent Commercial Risk Management (2021–2023), supporting Citi Commercial Bank as a senior risk manager aligned with the U.S. Oil & Gas and U.S. Consumer & Healthcare businesses, and previously as Commercial Risk Policy Owner and Remedial Senior Credit Officer for U.S. Oil & Gas (2013–2021), and Director of Fundamental Credit Risk (1999–2012), leading firm-wide reviews of credit, market and operational risk policy, capital allocation, and structured-product control environments. Earlier in his career, he served as a Private Banker in the Arabian Gulf (1989–1997), growing assets under management from $48 million to over $450 million; and as Senior Quality Control Analyst (1997–1999), where he rebuilt Citi's Know Your Customer program across Latin American markets following severe regulatory criticism, materially mitigating a critical franchise risk. Mr. La Scala studied Finance at Hofstra University, where he received his M.B.A., and earned his B.A. from the State University of New York at Oneonta.

There are no familial or other relationships between Mr. La Scala and any director or member of management of the Company. There are no arrangements or understandings between Mr. La Scala and any other person pursuant to which he was appointed. Other than as described above, there are no transactions in which Mr. La Scala has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

The Company understands that Mr. Lin Li (its former Chief Executive Officer) has reached agreement with a third-party investor unrelated to him for the sale by Mr. Li of all of the securities of the Company he beneficially owns. These securities consist of 1,803,750 shares of Common Stock and 625,000 shares of Series A Preferred Stock. Upon the closing of this transfer, which is pending completion of certain paperwork, Mr. Li will no longer beneficially own any securities of the Company.

Item 9.01  Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHANN CORP.

Date: October 7, 2026	By:	/s/ François Vachon
Name: François Vachon
Title: Co-Chief Executive Officer

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